Exhibit 99.1

July 14, 2023

Rivulet Media, Inc.

1206 East Warner Road, Suite 101-I,

Gilbert, Arizona 85296

Attn: Mike Witherill

Via email; mike@mjwpictures.com

Re:      Letter of Intent

Dear Sir,

This letter of intent summarizes our discussions and reflects our mutual intent to pursue a proposed acquisition, on a stock for stock transaction, by Advanced Voice Recognition Systems, Inc. (“AVOI”), to be renamed Rivulet Entertainment, whereby AVOI will own one hundred percent (100%) of the issued and outstanding shares of the common stock, one hundred percent (100%) of the issued and outstanding shares of the preferred stock and one hundred percent (100%) of all issued warrants of Rivulet Media, Inc. a Delaware corporation (RIVU). A definitive acquisition agreement (the “Agreement”), which will contain the terms and conditions set forth below.

1.	Acquisition. The terms and conditions that we have discussed are as follows:

(a)	Purchase. Subject to the completion of a reverse stock split of 100 to 1 of AVOI issued and outstanding shares of common stock and an increase of AVOI authorized preferred shares to 25 million and the requirements found in Section 3 herein, AVOI agrees to purchase from the current shareholders of RIVU (the “Seller”) and Seller agrees to sell to AVOI, one hundred percent (100%) of the issued and outstanding shares of the common stock, one hundred percent (100%) of the issued and outstanding shares of the preferred stock (the Shares) and one hundred percent (100%) of all issued warrants in exchange for the same number and designation of AVOI common and preferred shares and warrants. The preferred shares and warrants will contain the same designations and conversion rights.

(b)	Restrictions. The Shares shall contain a restrictive legend pursuant to Rule 144 and shall have piggy-back rights of registration.

2.	Representations, Warranties and Agreements

2.1	Seller represents, warrants and agrees that:

(a)        RIVU shall operate its business, prior to the closing of the Acquisition in the normal and ordinary course consistent with past practices. RIVU agrees not to issue any shares of common or preferred shares of stock or any warrant or instrument convertible into shares of stock unless necessary for the continued operation of the company. Prior to the completion of the Acquisition, RIVU will have no more than 200,000,000 common shares issued and outstanding including reserved shares and no more than 25,000,0000 preferred shares issued and outstanding.

(a)        There are no outstanding subscriptions, rights, options, warrants, convertible securities or other agreements or commitments obligating RIVU to sell, convey or issue any additional shares or any instrument convertible into shares of common or preferred stock.

2.2        The Agreement will contain customary representations, warranties, indemnifications, acknowledgements and agreements, in addition to those contained in this LOI.

2.3        Subject to any provisions in the Agreement to the contrary, the representations, warranties and covenants of the parties will be a condition on which the parties will have relied on in entering into the Agreement.

3.	Conditions Precedent. The closing of the Acquisition shall be conditional on the following:

(a)	Satisfactory completion of an audit of the financial statements of RIVU by the independent PCOAB accounting firm.

(b)	There being no order, ruling, judgement or decree in effect, including any regulatory agency, against RIVU in any respect.

4.            Closing. The parties will close the transactions as soon as reasonably practicable after the parties have entered into the respective agreement. The “Closing” of this transaction shall occur upon the determination of both parties that there are no material inaccuracies in the business, product and financial information that each has reported to the other, and furnished or in the assumptions that each has made regarding the other and the financial, tax and accounting treatment of the proposed transaction.

5.	Standstill

5.1        The parties will use their best efforts to complete and close the Acquisition in a timely manner.

5.2        At closing, the parties will deliver such documentation as may be reasonably requested by the other party’s counsel to effect the Acquisition.

5.3        Until the completion of the Acquisition occurs, or until termination of this LOI in accordance with the terms hereof, or until otherwise mutually agreed to by the parties in writing the parties agree as follows:

(a)        RIVU and AVOI hereby agree to take all necessary steps to ensure that RIVU does not incur any liabilities outside the ordinary course of business.

(b)        Each party shall keep confidential any information obtained in connection with the transactions contemplated herein, unless such information has been rightfully obtained from a third party or is generally available to the public. In the event that public disclosure is required to be made by any regulation or law, or by any regulatory filing in connection with the transactions contemplated herein, such disclosure shall be agreed by all parties, including, without limitation, approval as to form and content.

(c)        RIVU shall provide AVOI and its representatives with access to financial and other information relating to RIVU.

 (d)        During the period commencing on the date this Agreement is executed by the parties until the closing of the Acquisition, the Seller shall not contact, undertake negotiations with, or provide any information in connection with the sale of the Interests contemplated herein to any third party for any purpose including pursuing another transaction or series of transactions similar to the ones contemplated herein.

(e)        RIVU and AVOI intend to change the name of Advanced Voice Recognition Systems, Inc. to Rivulet Entertainment, Inc.

6.        Expenses. Each party will be responsible for all of its own expenses incurred in connection with the proposed transaction.

7.        Authority. Each of the parties represent that by signing below, they represent that they are authorized to execute this letter of intent on behalf of the respective party.

8.        Access to Information. Upon execution of this letter, each party agrees to permit the other and its employees, attorneys, accountants, investment bankers and other agents to have full and free access, during normal business hours, to the books and records of the other and to the other's premises, employees, customers and suppliers.

9.        Termination. RIVU and AVOI agree that the LOI will be automatically terminated if the closing of the Acquisition has not occurred on or before 120 days after the date this LOI has been signed by all parties and will be of no further effect on the parties thereafter unless parties to this Agreement, agree in writing to extend the closing date.

10.        Related Party Transaction. This acquisition will be a related party transaction in that the sole member and manager of the majority shareholder of AVOI is the wife of the president of RIVU.

11.        Miscellaneous. In the event of any conflict between the terms of this letter of intent and the respective agreement, the Agreement shall govern and control. This letter of intent and the terms and provisions hereof may only be changed, waived or discharged by an instrument in writing signed by both of the parties hereto. This letter of intent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one agreement. A facsimile signature shall be given the same force and effect as an original signature.

This letter of intent is meant to state the intentions of the parties and all parties will use their best efforts to close the transaction as set forth herein. If this letter of intent accurately summarizes our discussions and is acceptable to you, please sign this letter where indicated below and return one executed copy to me. We look forward to working with you to finalize this matter in a mutually acceptable manner.

Signature Page to Follow

Sincerely,

Advanced Voice Recognition Systems, Inc.

By/s/ Walter Geldenhuys

Walter Geldenhuys, President

Rivulet Media, Inc.

Accepted as to Content and Form

By/s/ Michael Witherill

Michael Witherill, President